SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement          |_|  Soliciting Material Under Rule
|_|  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials

                             C&D Technologies, Inc
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
|_|  Fee paid previously with preliminary materials:

________________________________________________________________________________
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

C&D Technologies, Inc.,
    ----------------------------------------------------------------------------
    Power Solutions

            Letter to Our Stockholders......................................iii

            Annual Meeting Notice.............................................v

            Proxy Statement...................................................1

            Principal Stockholders............................................4

            Beneficial Ownership of Management................................5

            Election of Directors.............................................6

            Current Executive Officers........................................9

            Corporate Governance.............................................10

            Report of the Audit Committee....................................12

            Executive Compensation...........................................15

Proxy       Compensation Committee Report....................................22
Statement
2005        Stock Price Performance Graph....................................25

            Compliance with Section 16(a)....................................26

            Ratification of Appointment of Independent Registered
            Public Accounting Firm...........................................26
Invitation
to          Annual Report....................................................27
Annual
Meeting     Other Business...................................................27
Of
Shareholders

                 C&D Technologies, Inc., 1400 Union Meeting Road
                    Blue Bell, PA 19422-0858, (215) 619-2700

                      (This Page intentionally left blank)

                                                                May 9, 2005

Dear Stockholder:

      We cordially invite you to attend the Annual Meeting of Stockholders of C&D Technologies, Inc. to be held on Monday, June 6, 2005, at 9:00 a.m., at the Plymouth Meeting Doubletree Hotel, 640 W. Germantown Pike, Plymouth Meeting, Pennsylvania. Your Board of Directors and management look forward to personally greeting you there. Directions to the Doubletree Hotel are on the next page.

      Whether or not you plan to attend, your shares will be represented and voted at the Annual Meeting if you promptly complete, sign, date and return the enclosed proxy card in the envelope provided.

      We thank you for your cooperation and continued support.

                                         Sincerely,

                                         /s/ William Harral III
                                         -------------------------
                                             WILLIAM HARRAL, III
                                             Chairman of the Board

               DIRECTIONS TO THE PLYMOUTH MEETING DOUBLETREE HOTEL

From Philadelphia Airport - Take 95 South to 476 North, follow to Exit #20 (Germantown Pike-west). Bear right onto Germantown Pike and follow for three lights (approximately 1/2 mile). Make right onto Hickory Road. Go to the next traffic light and turn left on Fountain Road. Hotel is on your right.

From North/East - Take the New Jersey Turnpike to Exit #6, PA turnpike. Go west to Exit #333 (old Exit 25) - Norristown, and follow signs for Plymouth Road. Go to the first light and make a left. Go to the next light and make a right onto Germantown Pike. Go to the second light (approximately 1/2 mile) and make a right on Hickory Road. Go to the next traffic light and turn left on Fountain Road. Hotel is on your right.

From South - take 95 North to 476 North. Once on 476 North, follow "From Philadelphia Airport" directions above.

From West - Take the PA turnpike to Exit #333 (Old Exit #25). Follow signs to Plymouth Road. Go to the first light, and make a left onto Plymouth Road. Go to the next light and make a right onto Germantown Pike. Go to the second light (approximately 1/2 mile) and make a right on Hickory Road. Go to the next traffic light and turn left on Fountain Road. Hotel is on your right.

            --------------------------------------------------------

                             C&D TECHNOLOGIES, INC.
                             1400 Union Meeting Road
                          Blue Bell, Pennsylvania 19422

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 6, 2005

            --------------------------------------------------------

      The Annual Meeting of Stockholders of C&D Technologies, Inc. ("C&D") will be held at the Plymouth Meeting Doubletree Hotel, 640 W. Germantown Pike, Plymouth Meeting, Pennsylvania, on Monday, June 6, 2005, at 9:00 a.m., for the following purposes:

      1.    To elect directors of C&D for the ensuing year.

      2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for C&D for the fiscal year ending January 31, 2006.

      3. To transact such other business as may properly come before the meeting and any adjournment of the meeting.

      Stockholders of record at the close of business on April 18, 2005 will be entitled to notice of and to vote at the meeting.

      If you are unable to attend the meeting, please sign and date the enclosed proxy, which is being solicited by the Board of Directors, and return it promptly in the enclosed envelope.


                                                   BY ORDER OF THE BOARD
                                                   OF DIRECTORS

                                                   /s/ Linda R. Hansen
                                                   ---------------------
                                                       LINDA R. HANSEN
                                                       Secretary

May 9, 2005

                      (This Page intentionally left blank)

                             C&D TECHNOLOGIES, INC.

                             1400 Union Meeting Road
                          Blue Bell, Pennsylvania 19422

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 6, 2005

      Your proxy is solicited by and on behalf of the Board of Directors of C&D Technologies, Inc. ("C&D", "we" or "our") to be used at the Annual Meeting of Stockholders to be held at the Plymouth Meeting Doubletree Hotel, 640 W. Germantown Pike, Plymouth Meeting, Pennsylvania, on Monday, June 6, 2005 at 9:00 a.m., and at any adjournment of the meeting. The following questions and answers provide important information about the Annual Meeting and this Proxy Statement.

What am I voting on?

      o     Election of directors

      o Ratification of the appointment of PricewaterhouseCoopers LLP as C&D's independent registered public accounting firm for the fiscal year ending January 31, 2006

Who is entitled to vote?

      Stockholders as of the close of business on April 18, 2005 (the "Record Date") are entitled to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of Common Stock held on the Record Date.

How do I vote?

      You should sign and date each proxy you receive and return it in the enclosed, self-addressed envelope. If you return your signed proxy but do not indicate your voting preferences, we will vote on your behalf FOR the election of the eight directors and FOR the ratification of the independent registered public accounting firm. You may also vote in person at the meeting.

How are proxies solicited?

      C&D will bear the cost of the solicitation of proxies. We will make solicitations initially by first class mail; however, officers and regular employees of C&D may solicit proxies personally or by telephone or the Internet. We will not compensate those persons specifically for these services. C&D will reimburse brokers, banks, custodians, nominees and fiduciaries holding shares of Common Stock in their names or in the names of their nominees for their reasonable charges and expenses in forwarding proxies and proxy material to the beneficial owners of these shares.

      We are mailing this Proxy Statement to stockholders on or about May 9, 2005.

How should I sign the proxy?

      You should sign your name exactly as it appears on the proxy. If you are signing in a representative capacity (for example, as attorney, executor, administrator, guardian, trustee, or the officer or agent of a company), you should indicate your name and title or capacity. If you hold the stock in custody for a minor (for example, under the Uniform Transfers to Minors Act), you should sign your own name as custodian, not the name of the minor. If you hold the stock in joint ownership with another person or persons, one owner may sign on behalf of all the owners.

May I revoke my proxy?

      You have the right to revoke  your proxy at any time before the meeting by
(1) delivering a written revocation to the Secretary of C&D or (2) returning a later-dated proxy. You may also revoke your proxy by voting in person at the meeting.

What does it mean if I receive more than one proxy card?

      If you hold shares registered in more than one account, you will receive a proxy card for each account. You should sign and return all proxies so that all your shares will be voted.

Who will count the votes?

      A representative of The Bank of New York Shareholder Services, C&D's transfer agent, will tabulate the votes and act as the independent inspector for the election.

What constitutes a quorum?

      We are required to have a quorum to hold the Annual Meeting. A quorum is a majority of the outstanding shares, present or represented by proxy. As of April 18, 2005, the Record Date, 25,345,754 shares of Common Stock were issued and outstanding. Abstentions and broker non-votes (which we define below) are counted as if stockholders were present for purposes of determining whether a quorum is present at the meeting.

How many votes are needed for the approval of each item?

      There are differing requirements for the approval of the proposals. Voting in the election of directors is not cumulative; directors will be elected by a plurality of the votes cast at the Annual Meeting, which means that the eight nominees with the most votes will be elected directors. We will count only votes cast for a nominee. Accordingly, abstentions and broker non-votes are not counted for purposes of voting in the election of directors. Your proxy will be voted FOR the eight nominees described in this Proxy Statement unless you instruct us to the contrary in your proxy.

What is a "broker non-vote"?

      A "broker non-vote" occurs when a stockbroker submits a proxy that does not indicate a vote for a proposal because the stockbroker has not received instructions from the beneficial owners on how to vote on the proposal and does not have the authority to vote without instructions.

What percentage of C&D Common Stock do directors and executive officers own?

      Together, our directors and executive officers owned approximately 5.3% of our Common Stock on March 31, 2005. We have provided you with details on pages 5 and 9.

Who are the largest stockholders?

      As of March 31, 2005, Barclays Global Investors NA. owned 2,617,616 (or 10.3%), T. Rowe Price Associates, Inc. owned 1,951,800 shares (or 7.7%), Paradigm Capital Management, Inc. owned 1,811,450 shares (or 7.1%) and FMR Corporation owned 1,668,200 shares (or 6.6%). See pages 4 for details.

What is the deadline for submitting stockholder proposals at our 2006 annual meeting?

      Any stockholder who, in accordance with and subject to the provisions of Rule 14a-8 of the proxy rules of the Securities and Exchange Commission ("SEC"), wishes to submit a proposal for inclusion in C&D's proxy statement for its 2006 annual meeting of stockholders must deliver such proposal in writing to C&D's Secretary at C&D's principal executive offices at the address at the front of this proxy statement no later than January 10, 2006.

      Pursuant to Article II, Section 11 of C&D's By-laws, if a stockholder wishes to present at C&D's 2006 annual meeting of stockholders (i) a proposal relating to nominations for and election of directors or (ii) a proposal relating to a matter other than nominations for and election of directors, otherwise than pursuant to Rule 14a-8 of the proxy rules of the SEC, the stockholder must comply with the provisions relating to stockholder proposals set forth in C&D's By-laws, which are summarized below. Written notice of any such proposal containing the information required under C&D's By-laws, as described herein, must be delivered in person, by first class United States mail, postage prepaid or by reputable overnight delivery service to C&D's Secretary at C&D's principal executive offices at the address at the front of this proxy statement during the period commencing on January 10, 2006 and ending on February 9, 2006.

      A written proposal of nomination for a director must set forth (a) the name and address of the stockholder who intends to make the nomination (the "Nominating Stockholder"), (b) the name, age, business address and, if known, residence address of each person so proposed, (c) the principal occupation or employment of each person so proposed for the past five years, (d) the number of shares of capital stock of C&D beneficially owned within the meaning of SEC Rule 13d-3 by each person so proposed and the earliest date of acquisition of any such capital stock, (e) a description of any arrangement or understanding between each person so proposed and the Nominating Stockholder with respect to such person's proposal for nomination and election as a director and actions to be proposed or taken by such person as a director, (f) the written consent of each person so proposed to serve as a director if nominated and elected as a director and (g) such other information regarding each such person as would be required under the proxy solicitation rules of the SEC if proxies were to be solicited for the election as a director of each person so proposed. The candidates nominated by stockholders for election as a member of C&D's Board of Directors who will be eligible to be considered or acted upon for election at the 2006 annual meeting will be those nominated in accordance with the By-law provisions summarized in this section, and any stockholder nominee not nominated in accordance with such provisions will not be considered or acted upon for election as a director at such meeting of stockholders.

      A stockholder proposal relating to a matter other than a nomination for election as a director must set forth information regarding the matter equivalent to the information that would be required under the proxy solicitation rules of the SEC if proxies were solicited for stockholder consideration of the matter at a meeting of stockholders. Only stockholder proposals submitted in writing in accordance with the By-law provisions summarized above will be eligible for presentation at the 2006 annual meeting of stockholders, and any matter not submitted to C&D's Board of Directors in accordance with such provisions will not be considered or acted upon at such meeting.

                             PRINCIPAL STOCKHOLDERS

      As of March 31, 2005, the persons listed in the following table were the only persons known to us (based on information set forth in Schedules 13G or 13G/A filed with the SEC) to be the beneficial owners of more than five percent of our outstanding shares of Common Stock.

                                                                     Shares of
     Name and Address of                                            Common Stock          Percent
       Beneficial Owner                                           Beneficially Owned      of Class
------------------------------------                              ------------------      --------
Barclays Global Investors NA. (1)..............................        2,617,616            10.3%
45 Freemont Street
San Francisco, California 94105

T. Rowe Price Associates, Inc. (2).............................        1,951,800             7.7%
100 E. Pratt Street
Baltimore, Maryland 21202

Paradigm Capital Management, Inc. (3)..........................        1,811,450             7.1%
9 Elk Street
Albany, New York 12207

FMR Corporation (4)............................................        1,668,200             6.6%
82 Devonshire Street
Boston, MA 02109

-----------------

(1) Based on the Schedule 13G, dated February 14, 2005, filed by Barclays Global Investors NA. This party has sole voting power with respect to 2,448,605 shares and sole dispositive power with respect to 2,617,616 shares.

(2) Based on the Schedule 13G, dated February 14, 2005, filed by T. Rowe Price Associates, Inc. ("Price Associates"). This party has sole voting power with respect to 602,400 shares and sole dispositive power with respect to all the shares listed opposite its name in the table. These securities are owned by various individual and institutional investors including Price Associates which owns 1,951,800 shares, representing 7.7% of the shares outstanding, which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3) Based on the Schedule 13G/A, dated February 14, 2005, filed by Paradigm Capital Management, Inc. This party has sole voting and dispositive power with respect to all the shares listed opposite its name in the table.

(4) Based on the Schedule 13G/A, dated February 14, 2005, filed by FMR Corporation. This party has sole dispositive power with respect to all the shares listed opposite its name in the table.

                       BENEFICIAL OWNERSHIP OF MANAGEMENT

      The following table sets forth, as of March 31, 2005, the beneficial ownership of our Common Stock held by our directors and nominees for directors, each executive officer who is named in the Summary Compensation Table and all directors and executive officers as a group.

                                                              Shares of
                                                               Common Stock                Percent
Name of Person or Identity of Group                       Beneficially Owned (1)         of Class (1)
-----------------------------------                       ----------------------         ------------
Directors and
Nominees for Directors:

William Harral, III...................................             70,158                       *
George MacKenzie......................................             30,477                       *
Kevin P. Dowd.........................................             37,152                       *
Robert I. Harries.....................................             19,152                       *
Pamela S. Lewis.......................................             34,655                       *
John A. H. Shober.....................................             44,115                       *
Stanley W. Silverman..................................             13,172                       *
Ellen C. Wolf.........................................              3,135                       *

Named Executive Officers Who Are Not Directors:

Wade H. Roberts, Jr (2)...............................            446,296                     1.7%
David A. Fix (3)......................................             78,574                       *
Charles R. Giesige, Sr................................            109,726                       *
Linda R. Hansen.......................................            129,364                       *
Stephen E. Markert, Jr................................            203,916                       *

All directors and executive
  officers as a group (17 persons)....................          1,408,517                     5.3%

------------------

*     Less than 1% of outstanding shares of Common Stock

(1) The shares of Common Stock beneficially owned as of March 31, 2005 include fully vested and presently exercisable options, to purchase (a) 28,000 shares for each of Messrs. Harral, Dowd and Shober and Dr. Lewis; (b) 24,000 for Mr. MacKenzie; (c) 12,000 shares for Mr. Harries; (d) 9,022 shares for Mr. Silverman; (e) 2,667 shares for Ms. Wolf; (f) 406,200 shares for Mr. Roberts; (g) 187,780 shares for Mr. Markert; (h) 120,380 shares for Ms. Hansen; (i) 99,160 shares for Mr. Giesige; (j) 74,460 shares for Mr. Fix; and (k) 1,220,459 shares for all executive officers and directors as a group. In determining Percent of Class, the number of shares outstanding includes shares issuable to the specific director, officer or group identified in the table but no other shares issuable on exercise of stock options by any other person.

(2)   Mr.  Roberts  resigned as Director and Officer of C&D effective  March 24,
      2005.

(3)   Mr. Fix resigned as an Officer of C&D effective April 5, 2005.

The following table sets forth information regarding equity compensation plans of C&D.

                                                       Equity Compensation Plan Information
                              ----------------------------------------------------------------------------------------

                                                                                      Number of securities remaining
                               Number of securities to                                 available for future issuance
                                      be issued           Weighted-average exercise      under equity compensation
                                   upon exercise of          price of outstanding       plans (excluding securities
                                 outstanding options,       options, warrants and                reflected
Plan category                    warrants and rights                rights                    in column (a))
-------------                    -------------------        ----------------------      ---------------------------
                                         (a)                         (b)                            (c)
Equity compensation plans
approved by security holders          3,069,348                    $21.16                         1,067,574 (1)
Equity compensation plans
not approved by security
holders (2)................              63,020                     18.11                           436,980
                                      ---------                                                   ---------
Total                                 3,132,368                     21.10                         1,504,554
                                      =========                                                   =========

-------------------

(1) In accordance with C&D's 1998 Stock Option Plan, annual retainers of non-employee board members are paid via grants of common stock. See "Executive Compensation - Compensation of Directors."

(2) The C&D Technologies, Inc. Approved Share Option Plan was adopted by the Board of Directors and approved by the Inland Revenue of the United Kingdom in 2001. The purpose of the plan is to enable C&D to offer employees of C&D and its subsidiaries, particularly employees in the United Kingdom, stock options to purchase Common Stock. C&D will not grant any stock options under this plan to any director or executive officer of C&D. The maximum number of shares of C&D Common Stock that may be issued under the plan is 500,000 shares. Stock options to purchase Common Stock may be granted by the Board at an exercise price of not less than the market value on the date of grant. The term of each stock option will be fixed by the Board of Directors, but no stock option will be exercisable more than ten years after the date the stock option is granted. The plan may be terminated at any time by the Board of Directors, except that the rights of an optionee of a stock option granted prior to termination may not be impaired without the consent of the optionee. As is the case for all of C&D's option plans, no outstanding stock option under the plan will be repriced, regranted or amended so as to decrease the exercise price of the stock option without the approval of the stockholders, except for any appropriate adjustments resulting by reason of any subdivision of share capital, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock.

                              ELECTION OF DIRECTORS

      At the Annual Meeting, you will be electing eight directors, which constitutes the entire Board of Directors. Each nominee for director has consented to being named as a nominee in this Proxy Statement and to serve if elected. However, if any nominee should become unable to serve as a director for any reason, the named proxies will vote for a substitute nominee designated by the Board of Directors or, if none is so designated, will vote according to their judgment.

      Directors are elected annually to serve until the next annual meeting of stockholders or until their successors have been elected or until the annual meeting following the year in which he/she reaches age 70 ("Retirement Age"), pursuant to the provisions of the charter of the Nominating/Corporate Governance Committee. At its meeting of November 16, 2004, the Board of Directors determined that it was in the best interests of the Corporation that Mr. Shober be recommended for re-election by the stockholders, at the Annual Meeting, to serve as a member of the Board for an additional term notwithstanding his having reached normal Retirement Age.

      Recommendation. The Board of Directors recommends a vote FOR the eight nominees for election as directors at the Annual Meeting.

      The names of the eight nominees for director and certain information regarding them are as follows:

Name of Nominees for Director                                              Age
-----------------------------                                              ---

William Harral, III (1)(2)..............................................   65
George MacKenzie........................................................   56
Kevin P. Dowd (1)(2)....................................................   56
Robert I. Harries (1)...................................................   62
Pamela S. Lewis (1).....................................................   48
John A. H. Shober (2)(3)................................................   71
Stanley W. Silverman (3)................................................   57
Ellen C. Wolf (3).......................................................   51

-------------------

(1)   Member of the Compensation Committee.

(2)   Member of the Nominating/Corporate Governance Committee.

(3)   Member of the Audit Committee.

      William Harral, III has been a director of C&D since July 1996 and Chairman of the Board since April 1999. He is President of the Barra Foundation, a private Foundation located in Wyndmoor, PA. He was formerly acting Dean of LeBow College of Business, Drexel University in Philadelphia, Pennsylvania. From June 1997 to December 1999, Mr. Harral served as Senior Counselor for The Tierney Group, a strategic communications company. He was President and Chief Executive Officer of Bell Atlantic - Pennsylvania, Inc. (formerly Bell of Pennsylvania) from 1994 to March 1997. Mr. Harral currently serves on the Board of The Bryn Mawr Trust Company and Inkine Pharmaceutical Company.

      George MacKenzie has been a director of C&D since April 1999. On March 24, 2005, he was appointed to serve as interim President and Chief Executive Officer of C&D. From September 2001 through June 2002, he was Executive Vice President and Chief Financial Officer of GLATFELTER, a global supplier of printing papers, specialty papers and engineered products. He was formerly Vice Chairman of the Board of Hercules, Incorporated, where he had also served in a number of financial and senior management positions, from May 1979 to June 2001. Mr. MacKenzie is also a member of both the American and the Pennsylvania Institutes of Certified Public Accountants. He serves as director of Central Vermont Public Service Corporation, Safeguard Scientifics, Inc. and American Water, an RWE Company.

      Kevin P. Dowd has been a director of C&D since January 1997. On March 29, 2004, he became Chairman and Chief Executive Officer of Sonitrol, Inc., a leading commercial security provider in North America and a director of Sonitrol Holding LLC. From August 1988 to March 2001, he was employed by Checkpoint Systems, Inc., where he last held the position of President and Chief Executive Officer and served as a member of the Board of Directors. Mr. Dowd is also a director of MAB Paints, Inc.

      Robert I. Harries has been a director of C&D since May 2002. He currently serves as a counselor to business leaders. From January 2001 through September 2003 he was Senior Vice President of FMC Corporation, a diversified chemical company, and General Manager of its Industrial Chemicals Group and Shared Services. Mr. Harries had served with FMC in various capacities since 1977. He is a member of the Board of Directors of the Metropolitan Career Center.

      Pamela S. Lewis has been a director of C&D since June 1998. Dr. Lewis has been the President of Queens University of Charlotte located in Charlotte, North Carolina since July 2002. Prior to her appointment as President, Dr. Lewis served as the Chief Operating Officer of that institution from March 2002 until July 2002. From June 2000 until March 2002, Dr. Lewis was the Dean of the McColl School of Business at Queens University of Charlotte. From June 1997 through June 2000, she served as Professor of Management and Dean of LeBow College of Business at Drexel University in Philadelphia, Pennsylvania. From 1992 to 1997, Dr. Lewis served as Chairman of the Department of Management at the University of Central Florida. Her professional specialization is in the field of strategic planning, with a particular emphasis on competitive and marketing strategy. Dr. Lewis is also a director of Charming Shoppes, Inc. and Sonoco Products Company.

      John A. H. Shober has been a director of C&D since July 1996. He was a director of Penn Virginia Corporation, a natural resources company, from 1989 to 2001, and was Vice Chairman of its board of directors from 1992 to 1996, and President and Chief Executive Officer from 1989 to 1992. Mr. Shober is also a director of First Reserve Corporation, MIBRAG mbH and several other organizations, including The Eisenhower Fellowships and Morris Arboretum of the University of Pennsylvania. He is also a member of The Advisory Board of Ensign-Bickford Industries, Inc. and serves as Chairman of the Wissahickon Valley Watershed Association.

      Stanley W. Silverman has been a director of C&D Technologies since February 2003. From January 2000 to February 2005, he was the president and chief executive officer and a member of the board of directors of PQ
Corporation. He was appointed executive vice president and chief operating officer of PQ Corporation in 1991. Mr. Silverman is a member of the board of trustees of Drexel University and chairman of the board's finance committee. He is a former board member of the American Chemistry Council and former board chairman of the Soap and Detergent Association.

      Ellen C. Wolf joined the C&D Board of Directors in September 2004. Since December 2003, she has served as Senior Vice President and Chief Financial Officer of USEC, Inc., a supplier of enriched uranium fuel to commercial nuclear power plants. Before joining USEC, Ms. Wolf was Vice President and Chief Financial Officer of American Water, an RWE Company and of its predecessor, American Water Works, Inc. for the period May 1999 through January 2003. Ms. Wolf is a member of both the American and the Pennsylvania Institutes of Certified Public Accountants.

                           CURRENT EXECUTIVE OFFICERS

      Our current executive officers, and certain information regarding them (other than Mr. MacKenzie, whose information is included under "Election of Directors"), are listed below. All data is as of March 31, 2005.

                                                                                           Shares of Common
                                                                                          Stock Beneficially
Name                                     Offices with C&D                           Age       Owned (1)
----                                     ----------------                           ---       ---------
Kevin D. Burgess ...................     Vice President - Human Resources           50           24,139

Charles R. Giesige, Sr. ............     Vice President and General                 49          109,726
                                          Manager - Standby Power and
                                          Motive Power Divisions
Linda R. Hansen ....................     Vice President, General Counsel            57          129,364
                                          and Corporate Secretary
James D. Johnson ...................     Vice President and General                 47           75,629
                                          Manager - Power Electronics
                                          Division
Stephen E. Markert, Jr. ............     Vice President - Finance and               53          203,916
                                          Chief Financial Officer
John A. Velker .....................     Vice President - Corporate                 52           72,858
                                          Development
Stanley S. Wreford .................     Vice President - Technology                56           17,000

--------------

(1) The shares of Common Stock beneficially owned as of March 31, 2005 include fully vested and presently exercisable options to purchase (a) 21,800 shares for Mr. Burgess; (b) 99,160 shares for Mr. Giesige; (c) 120,380 shares for Ms. Hansen; (d) 71,220 shares for Mr. Johnson; (e) 187,780 shares for Mr. Markert; (f) 64,770 shares for Mr. Velker, and (g) 15,000 shares for Mr. Wreford. None of the persons listed above owns 1% or more of the outstanding shares of C&D Common Stock. In determining this percentage, the number of shares outstanding includes shares issuable to the specific officer identified in the table but no other shares issuable on exercise of stock options by any other person.

      Kevin D. Burgess was appointed Vice President, Human Resources in June 2002. Prior to joining C&D, Mr. Burgess spent over 20 years with Mack Trucks,
Inc., a producer of heavy-duty trucks. During that period, he held various senior level management positions including Vice President, Labor Relations and Vice President, Human Resources.

      Charles R. Giesige, Sr. was appointed Vice President and General Manager of both the Standby and Motive Power Divisions in April 2005. From February 2004 to April 2005 Mr. Giesige was Vice President and General Manager - Standby Power Division. Prior to that position, he was Vice President and General Manager - Dynasty Division from March 1999 through January 2004. Before joining C&D, Mr. Giesige spent fifteen years with Johnson Controls, Inc., a supplier of automotive seating, interiors, batteries and facility management and control systems. In that time he held numerous financial and senior level management positions, including General Manager of the Specialty Battery Division.

      Linda R. Hansen was appointed Vice President, General Counsel and Corporate Secretary in June 1999. Prior to joining C&D, Ms. Hansen held the positions of Vice President, General Counsel and Secretary of BetzDearborn, Inc. from July 1997 through October 1998. Ms. Hansen previously held positions including Senior Vice President, General Counsel with Fisher Scientific Company and its predecessor in interest, Curtin Matheson Scientific, Inc., from 1987 to 1997.

      James D. Johnson was appointed Vice President and General Manager - Power Electronics Division in August 2001. He had previously held the title of Vice President, Operations for the division since joining C&D in August 1998. From 1996 through 1998, Mr. Johnson worked for Interpoint, a CRANE CO. company, which designs miniature, high-density power converters and microelectronic circuits for aerospace, defense, implantable medical devices and other applications. Mr. Johnson held various senior level management positions with his former employer, including Vice President of Operations.

      Stephen E. Markert, Jr. was appointed Vice President - Finance and Chief Financial Officer in February 1995. He joined C&D in May 1989 as Corporate Controller.

      John A. Velker was appointed Vice President - Corporate Development in November 1999. From 1996 to 1998, Mr. Velker was with Dominion Group Limited, an investment banking and merchant banking firm focusing on telecommunications, first as Vice President, and later as Senior Vice President.

      Stanley S. Wreford was appointed Vice President - Technology in July 2003. Dr. Wreford was formerly Vice President, Global R&D, Sanford Division of Newell Rubbermaid from 2000 to 2003. He also held the position of Vice President, R&D, Stationery Products Division of The Gillette Company from 1991 through 2000.

                              CORPORATE GOVERNANCE

      C&D strives to achieve "best practices" in its corporate governance. The Board of Directors is responsible for overseeing the direction, affairs and management of C&D, recognizing its fiduciary duty to C&D's stockholders. All of the members of the Board of Directors, other than the Chief Executive Officer, are "independent" under the rules of the New York Stock Exchange. In determining director independence, the Board considered any transactions and relationships between each director or any member of his or her immediate family and C&D and its subsidiaries and affiliates. The Board also examined any transactions and relationships between directors or their affiliates and members of the Company's senior management or their affiliates. The purpose of this review was to determine whether any such relationship or transactions were inconsistent with a determination that the director is independent. All directors stand for election annually. It is the policy of the Board of Directors that all of C&D's directors attend C&D's Annual Meeting of Stockholders. All of C&D's directors attended C&D's 2004 Annual Meeting of Stockholders.

      It is the policy of the Board of Directors that independent directors meet in executive session, without management participation, at least once each year and that time be made available at the end of each regularly scheduled Board meeting to provide an opportunity for the independent directors to meet in executive session. The Chairman of the Board of Directors, William Harral, presides at these executive sessions.

      The Board and each Committee has the authority to hire and seek advice from outside advisors independent of management with respect to matters within their responsibility. Interested parties may communicate directly with the Chairman of the Board of Directors or the Chairman of the Nominating/Corporate Governance Committee by sending such communications to such person, c/o
Secretary, C&D Technologies, Inc., 1400 Union Meeting Road, Blue Bell, Pennsylvania 19422.

      At least annually, the Board of Directors and each committee of the Board conducts a self-evaluation for the purpose of determining whether the Board and the Board committees are functioning effectively.

      C&D also makes available on its website (www.cdtechno.com) and in printed form upon request, C&D's Code of Business Conduct, Code of Ethics for C&D's Chief Executive Officer and Financial Employees and C&D's Corporate Governance Guidelines.

Committees of the Board of Directors

      The Board of Directors has established a Nominating/Corporate Governance Committee, an Audit Committee and a Compensation Committee.

      The Nominating/Corporate Governance Committee

      The Nominating/Corporate Governance Committee (the "Nominating Committee") consists of three independent directors. The Nominating Committee is charged with overseeing C&D's corporate governance procedures. The Nominating Committee has the primary responsibility for screening and identifying individuals qualified to become Board members, with input from other members of the Board and in consultation with the Chief Executive Officer, and for selecting, or recommending that the Board select, director nominees for C&D. Criteria for independent director consideration include senior management experience, appropriate skill sets, diversity and overall business acumen. The Nominating Committee will consider nominees recommended by stockholders in writing, in accordance with C&D's By-laws. It is the policy of the Board that the Nominating Committee evaluate candidates for director recommended by stockholders on the same basis that other individuals are evaluated under this paragraph. In reporting its selection of a director nominee to the Board, or its recommendation that the Board select an individual as a director nominee, the Nominating Committee must report which one or more of the following categories of persons or entities recommended that nominee: stockholder, non-management director, chief executive officer, other executive officer, third party search firm or other specified source.

      The Nominating Committee is also generally responsible for Board operations and effectiveness, meeting agendas, Board compensation and compliance with Board stock ownership guidelines. The Nominating Committee, in consultation with the Chairman of the Board and Chief Executive Officer, is responsible for committee assignments, subject to Board approval. A full text of the charter of the Nominating Committee as currently in effect is available on C&D's website.

      The Audit Committee

      The Audit Committee is comprised of three independent directors, none of whom is an officer of C&D and all of whom are considered "independent" under the listing standards of the New York Stock Exchange. All members of the Audit committee are "financially literate" and at least one member, Ellen C. Wolf, is an "audit committee financial expert," as those terms are defined by the rules of the SEC and New York Stock Exchange.

      As a general rule, Audit Committee members may not serve on audit committees of more than two other public companies. Under certain circumstances, by Company policy, outside auditors who were previously employed by C&D are prohibited from performing audit services for the Company and C&D is prohibited from hiring or having as a member of its Board of Directors certain former employees of the independent registered public accounting firm.

      The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on C&D's website.

      The Audit Committee has the sole authority to appoint or replace C&D's independent registered public accounting firm. The Audit Committee is also responsible for:

      o establishing the compensation and oversight of the work of C&D's independent registered public accounting firm, including resolution of disagreements, if any, between management and the independent registered public accounting firm regarding financial reporting;

      o considering, in consultation with the independent registered public accounting firm and management, the planned scope of the annual audit of financial statements and internal controls over financial reporting;

      o pre-approving all audit services and permitted non-audit services, including the fees and terms thereof, to be performed by the independent registered public accounting firm;

      o evaluating the qualifications, performance and independence of the independent registered public accounting firm;

      o     monitoring,  on behalf of our Board of  Directors,  C&D's  financial
            reporting   process  and  C&D's  internal  controls  and  accounting
            practices; and

      o performing those other duties and responsibilities set forth in the Audit Committee's Charter and the rules of the New York Stock Exchange.

      The Compensation Committee

      The Compensation Committee consists of four independent directors. It is responsible for establishing C&D's basic compensation philosophy, reviewing and monitoring the development and operation of compensation programs to ensure fidelity with the core principles of C&D's compensation philosophy as well as their alignment with C&D's strategic objectives and stockholder interests, and reviewing, modifying and approving recommendations concerning executive compensation. The Compensation Committee, following consultation with the Nominating/Corporate Governance Committee, determines and recommends to the independent directors, who have final responsibility for determination thereof, the compensation package for the Chief Executive Officer. The Committee's actions and decisions are reported to the full Board. A full text of the charter of the Compensation Committee as currently in effect is available on C&D's website.

      Meetings of the Board of Directors and Committees

      The Board of Directors held eight meetings during the year ended January 31, 2005. The Nominating/Corporate Governance Committee held four meetings, the Compensation Committee held five meetings and the Audit Committee held nine meetings. During the last fiscal year, all of the directors attended 100% of the aggregate of the total number of meetings of the Board of Directors plus the total number of meetings of all committees of the Board of Directors on which such director served during such year.

      Communications by Stockholders with the Board of Directors

      Stockholders may send communications to C&D's Board of Directors, and any individual director, by addressing such communications to the Board of Directors, or to any individual director, c/o Secretary, C&D Technologies, Inc., 1400 Union Meeting Road, Blue Bell, Pennsylvania 19422. The Secretary will promptly forward all such communications submitted and addressed in this manner to the members of the Board of Directors, or any such individual director, as the stockholder has requested.

                          REPORT OF THE AUDIT COMMITTEE

      The Audit Committee has reviewed C&D's audited, consolidated financial statements and discussed those statements with management. The Audit Committee has also discussed with PricewaterhouseCoopers LLP, C&D's independent registered public accounting firm during the fiscal year ended January 31, 2005, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees, as amended).

      The Audit Committee received from PricewaterhouseCoopers LLP the written disclosures required by Independence Standards Board Standard No. 1
(Independence Discussions with Audit Committees) and discussed with PricewaterhouseCoopers LLP matters relating to its independence. The Audit Committee also considered the compatibility of the provision of non-audit services by PricewaterhouseCoopers LLP with the maintenance of PricewaterhouseCoopers LLP's independence.

      The Audit Committee was actively engaged in the oversight of the Company's Sarbanes-Oxley Act Section 404 (SOX) compliance process, aimed at strengthening the effectiveness of internal control over financial reporting and disclosure control procedures and structures. At each Audit Committee meeting, one or more members of the SOX Project Team presented a status report as well as the timing for key deliverables. The Audit Committee acting both as a committee and through its chairperson also had regular access to the SOX Project Team through the Vice President, Finance & Chief Financial Officer, who serves as the management liaison to the committee. In addition, the Audit Committee reviewed, at regular and specially set meetings, key initiatives and programs that were part of the process; regularly monitored the scope and adequacy of C&D's internal auditing program and the tone of management at the top of the organization; and, the adequacy of internal staffing levels as well as external resources dedicated to the Sarbanes-Oxley Act Section 404 process. Additionally, the committee monitored the status of testing and re-testing of identified controls and deficiencies, including the nature of the deficiencies as well as steps taken and milestones achieved toward implementation of recommended improvements in internal procedures and controls under SOX.

      On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that C&D's audited consolidated financial statements be included in C&D's Annual Report on Form 10-K for the fiscal year ended January 31, 2005, and be filed with the SEC.

      The Board of Directors has adopted a written charter for the Audit Committee, the full text of which is available on C&D's website.

      Fees of Independent Registered Public Accounting Firm

      The work performed for C&D by PricewaterhouseCoopers LLP during the fiscal year ended January 31, 2005 was approved in advance by C&D's Audit Committee. The aggregate fees for services performed by PricewaterhouseCoopers LLP during the fiscal years ended January 31, 2005 and 2004 are set forth below.

                            Audit and Non-Audit Fees

                                                      Fiscal Year Ended January 31,
                                                      -----------------------------

                    Fee Category                         2005              2004
                    ------------                         ----              ----
Audit Fees (1) ..................................     $2,472,415         $780,650

Audit-Related Fees (2) ..........................        569,475           73,500

Tax Fees (3) ....................................        149,931           12,879

All Other Fees (4) ..............................             --               --

(1) The Audit Fees for the years ended January 31, 2005 and 2004 were for professional services rendered for the audits of the consolidated financial statements of the Company and its foreign subsidiaries statutory audits including fees related to the audit of the Company's internal controls under Sec. 404 of the Sarbanes-Oxley Act of 2002 for Fiscal Year 2005.

(2) The Audit-Related Fees for the years ended January 31, 2005 and 2004 were for assurance and other services related to employee benefit plan audits and acquisition related services.

(3) The Tax Fees for the years ended January 31, 2005 and 2004 were for services related to the Company's foreign subsidiaries. The Independent Registered Public Accounting Firm is not the principal provider of tax services to the Company.

(4) There were no fees associated with All Other for the years ended January 31, 2005 and 2004.

Audit and Non-Audit Services Pre-Approval Policy

      The Audit Committee is required to pre-approve all audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the auditor's independence. The Audit Committee routinely reviews and pre-approves services that may be provided by the independent registered public accounting firm. The Audit Committee revises the list of pre-approved services from time to time, based on subsequent determinations. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management, but has delegated pre-approval authority to the chair of the committee or his/her designee. The member to whom such authority is delegated is required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

      The annual audit services engagement terms and fees are subject to the pre-approval of the Audit Committee. In addition, the Audit Committee may grant pre-approval for other audit services, including audits for subsidiaries or affiliates of C&D and services associated with registration statements, periodic reports and other documents filed with the Commission.

      Audit-related services must also be pre-approved by the Audit Committee. Audit-related services include, among others, due diligence services pertaining to potential business acquisitions/dispositions; accounting consultations related to accounting, financial reporting or disclosure matters not classified as "Audit Services"; and financial audits of employee benefit plans; agreed upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters.

      The foregoing report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report by reference therein.


                                          Ellen C. Wolf, Chair
                                          George MacKenzie (1)
                                          John A. H. Shober
May 1, 2005                               Stanley W. Silverman

(1)   Served as Chairman of the Audit Committee until March 24, 2005.

                             EXECUTIVE COMPENSATION

                           Summary Compensation Table

      The following table sets forth information concerning annual and long-term compensation we paid for each of the last three fiscal years to our President and Chief Executive Officer and our four other most highly compensated executive officers as of January 31, 2005.

                                                                                       Long-Term
                                                       Annual Compensation            Compensation
                                                       -------------------            ------------

                                                                                       Securities               All
                                                     Salary                            Underlying              Other
            Name and                   Fiscal          (1)            Bonus(2)      Options Granted      Compensation (3)
       Principal Position               Year           ($)              ($)               (#)                   ($)
---------------------------------    ---------    -------------     -----------    --------------------  -----------------
Wade H. Roberts, Jr. (4)                2005         $517,292         $    --            60,000               $ 9,185
  President and Chief                   2004          485,000          52,000            75,000                 9,385
  Executive Officer                     2003          475,309              --            60,000                 7,733

David A. Fix (5)                        2005          200,000              --            16,500                 7,263
  Vice President and                    2004          169,037          16,896            15,000                 6,546
  General Manager -                     2003          156,250           7,813            13,500                 6,121
  Motive Power Division

Charles R. Giesige, Sr                  2005          210,000              --            17,500                22,229(6)
  Vice President and                    2004          187,083          43,708            15,000                 6,463
  General Manager -                     2003          177,883           8,894            16,200                 5,910
  Standby and Motive
  Power Divisions

Linda R. Hansen                         2005          258,285           5,000            22,000                 8,961
  Vice President, General               2004          244,167          24,417            21,000                 8,295
  Counsel and Corporate                 2003          228,333          11,417            20,100                 8,121
  Secretary

Stephen E. Markert, Jr                  2005          223,750              --            18,000                 7,706
  Vice President -                      2004          204,167          20,417            18,000                 7,022
  Finance and Chief                     2003          196,250          10,208            18,000                 6,854
  Financial Officer

---------------

(1) Includes amounts deferred under our Nonqualified Deferred Compensation Plan. Does not include the value of certain personal benefits. The estimated value of those personal benefits for each listed officer did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus paid to that officer for the relevant fiscal year.

(2)   Represents   incentive   compensation   under  our  Management   Incentive
      Compensation Plan. Includes amounts deferred under our Nonqualified Deferred Compensation Plan.

(3) Except as otherwise noted, these amounts represent employer matching contributions under our Savings Plan and term life insurance premiums paid by C&D. The amounts for the fiscal year ended January 31, 2005 are as follows: (a) $6,572 for the Savings Plan and $2,613 for term life insurance for Mr. Roberts; (b) $6,579 for the Savings Plan and $684 for term life insurance for Mr. Fix; (c) $6,638 for the Savings Plan and $696 for term life insurance for Mr. Giesige; (d) $6,542 for the Savings Plan and $2,419 for term life insurance for Ms. Hansen; and (e) $6,567 for the Savings Plan and $1,139 for term life insurance for Mr. Markert.

(4) Mr. Roberts resigned as Director and Officer of C&D Technologies effective March 24, 2005.

(5)   Mr. Fix  resigned  as an Officer of C&D  Technologies  effective  April 5,
      2005.

(6)   Includes relocation and tax gross-up reimbursement of $14,895.

                          Option Grants in Fiscal 2005

      The following table presents certain information concerning the stock options we granted to our President and Chief Executive Officer and the executive officers named in the Summary Compensation Table during the year ended January 31, 2005.


                                                                  Individual Grants

                              -----------------------------------------------------------------------------------------
                                   Number of           % of Total
                                   Securities            Options         Exercise                           Grant
                               Underlying Options      Granted to          Price       Expiration            Date
                                    Granted           Employees in          Per           Date          Present Value
            Name                    (#) (1)            Fiscal Year         Share           (2)               (3)
---------------------------   --------------------   --------------     ----------    ------------     ----------------
Wade H. Roberts, Jr.                60,000                  9.2           $18.9600         2/27/14           $553,020
David A. Fix                        16,500                  2.5            18.9600         2/27/14            152,081
Charles R. Giesige, Sr.             17,500                  2.7            18.9600         2/27/14            161,298
Linda R. Hansen                     22,000                  3.4            18.9600         2/27/14            202,774
Stephen E. Markert, Jr.             18,000                  2.8            18.9600         2/27/14            165,906

---------------

(1) These options were initially granted to vest in three equal annual installments. The Compensation Committee decided, at its meeting of March 1, 2005, based upon recommendations from both the executive compensation consultant retained by the Committee and the Company's financial personnel and consultants to vest all outstanding unvested options then held by employees of the Corporation and any of its subsidiaries, granted by the Corporation under the 1996 and 1998 Stock Option Plans, thereby amending the terms of various stock option agreements between C&D and certain of its employees.

(2) Each option is subject to earlier termination if the officer's employment with C&D terminates under certain circumstances. Because of Mr. Roberts age and years of employment with the Company, he was eligible to retire thereby entitling him to a one year period, post termination, in which to exercise his stock options.

(3) The options were valued using the Black-Scholes pricing model. The following assumptions were used to calculate the Black-Scholes value for the option grants above: an expected life of 5.0 years, 54.8% stock price volatility and a 2.9% risk-free return. The annual dividend yield assumption used to calculate the Black-Scholes value was .29%. C&D has used the historical annual dividend yield and stock price volatility rates as assumptions for the Black-Scholes model. These are projections, and therefore there is no guarantee that these assumptions will be the actual annual dividend yield or stock price volatility over the next five years.

   Option Exercises in Last Fiscal Year and Fiscal 2005 Year-End Option Values

      The following table presents certain information concerning the amount and value of all unexercised stock options held by our President and Chief Executive Officer and the executive officers named in the Summary Compensation Table as of January 31, 2005.

                                                               Number of Securities
                                                              Underlying Unexercised                Value of Unexercised
                                                                Options at 1/31/05            In-the-Money Options at 1/31/05
                                                         ---------------------------------------------------------------------
                                                         Exercisable       Unexercisable         Exercisable    Unexercisable
                                                         ---------------------------------------------------------------------
                              Shares
                             Acquired       Value
                            on Exercise   Realized       Exercisable       Unexercisable            Value             Value
            Name                (#)          ($)            Shares             Shares               ($)(1)           ($)(1)
------------------------    -----------   --------       -----------       -------------          ---------          ------
Wade H. Roberts, Jr.            --            --           276,200             130,000             $140,750          $   --
David A. Fix                    --            --            43,460              31,000                   --              --
Charles R. Giesige, Sr.         --            --            66,260              32,900               16,191              --
Linda R. Hansen                 --            --            77,680              42,700                1,263              --
Stephen E. Markert, Jr.         --            --           151,780              36,000              505,258              --

--------------

(1) Represents the number of shares covered by the option multiplied by the excess of (i) the closing price for shares of Common Stock ($15.19 per share) on January 31, 2005 over (ii) the aggregate exercise price of the option.

      The Compensation Committee decided, at its meeting of March 1, 2005, based upon recommendations from both the executive compensation consultant retained by the Committee and the Company's financial personnel and consultants to vest all outstanding unvested options then held by employees of the Corporation and any of its subsidiaries, granted by the Corporation under the 1996 and 1998 Stock Option Plans, thereby amending the terms of various stock option agreements between C&D and certain of its employees.

Employment Agreements

      Wade H. Roberts, Jr.

      On March 24, 2005, Wade H. Roberts, Jr. resigned as President and Chief Executive Officer and as a director of C&D. Pursuant to Mr. Roberts' amended employment agreement with C&D dated as of October 23, 2000, Mr. Roberts has received, as a result of his employment termination, 30 days' salary continuation, accrued salary and bonus and reimbursement of expenses through March 24, 2005; and, for the next two years following the termination date, he is entitled to receive his base salary of $545,000 per year, payable in accordance with C&D's standard payroll practices, his targeted bonus amount of 55% of his base salary and continuation of benefits or financial substitutes therefor and an automobile lease. Mr. Roberts is also entitled to payment of certain benefits under C&D's Supplemental Executive Retirement Plan equal to 37.50% of his maximum annual benefit, less applicable deductions, which will become payable at age 65. Mr. Roberts will also be reimbursed for up to $15,000 for outplacement and related services incurred within twelve months of his resignation. All terms of the employment agreement that survive its termination remain in full force and effect, including non-competition, non-solicitation and confidentiality provisions.

      Other Executive Employment Agreements

      We have also entered into employment agreements with Mr. Giesige, Ms. Hansen and Mr. Markert. Their annual base salaries under these agreements are subject to increase during the course of the year by the Compensation Committee of the Board of Directors. As of February 1, 2005, their respective base salaries are: Mr. Giesige, $210,000, Ms. Hansen, $262,500 and Mr. Markert, $230,000. The agreements provide that each officer's targeted bonus is 35% of his/her base salary for the fiscal year, subject to achievement of established objectives.

      Each executive's employment agreement continues on a month-to-month basis unless terminated by either party on 30 days' prior written notice. Each of the agreements restricts the executive from competing with us during the executive's respective term and for a period of one year after the executive's termination of employment, or, in the case of termination upon a change of control, for a period of two years after the executive's termination of employment. Each of the agreements also provides, subject to the terms and conditions of the agreement, that if the executive's employment is terminated by us without cause or as a result of the non-renewal of the agreement, we must pay the executive his/her base salary in effect at the date of termination for a one-year period. In the event of termination by reason of death, we have agreed to continue paying the executive's base salary for 180 days after the termination date. In the event of termination due to disability, as defined in the agreements, we will pay any accrued but unpaid base salary through the date of termination.

      Upon termination by us after a "change of control" or by the executive for "good reason," as those terms are defined in the employment agreements, the executive will receive the following:

      o a lump-sum payment equal to the executive's base salary through the date of termination and all benefits that have accrued to the executive under the terms of all employee benefits plans in which the executive participates;

      o a lump-sum payment of an amount equal to two years of the executive's base salary;

      o a lump-sum payment of an amount equal to two of the executive's annual incentive bonuses, as described in the agreement, which payment shall be equal to the greater of (i) the amount of all incentive bonuses paid to him or her with respect to each of the two most recently completed fiscal years for which a bonus has been paid or (ii) the incentive bonus paid to him or her with respect to the most recently completed fiscal year for which a bonus has been paid plus an amount equal to his or her target bonus, as described in the agreement;

      o continued participation for two years in all health, medical and similar benefit plans in which the executive was participating immediately prior to the date of termination, except for any disability plans;

      o     immediate vesting of all unvested stock options;

      o amounts payable under our Supplement Executive Retirement Plan and our Deferred Compensation Plan upon a change of control;

      o     outplacement services; and

      o in the event any of these payments cause the executive to be subject to an excise tax under the Code, a gross-up bonus payment.

      Mr. MacKenzie and C&D have agreed to the following compensation arrangement in connection with his service as interim President and Chief Executive Officer: Mr. MacKenzie will be paid a base salary at the semi-monthly rate of $21,458, which equates to $515,000 annually, and will be entitled to participate in such employee benefit plans and programs, including life, disability and medical insurance, savings plans and other similar plans as C&D now has or may establish during the period in which he serves as interim President and Chief Executive Officer, and in which he would be entitled to participate pursuant to the terms thereof. Mr. MacKenzie will be entitled to the equivalent of four weeks vacation per year, pro rated to coincide with the duration of his interim employment.

      On April 5, 2005, David A. Fix resigned as Vice President, General manager of the Motive Power Division of C&D Technologies, Inc. Pursuant to Mr. Fix's employment agreement with C&D, Mr. Fix is entitled to receive, as a result of his employment termination, 30 days' salary continuation, salary as well as other standard employee benefits and reimbursement of expenses accrued through April 5, 2005; and, conditioned upon his execution of a release in favor of C&D, for one year: (a) his base salary of $200,000, payable in accordance with C&D's standard payroll practices; (b) reimbursement of COBRA expense; (c) outplacement services to be provided by C&D in an amount not to exceed $10,000. All terms of the employment agreement that survive its termination remain in full force and effect, including non-competition, non-solicitation and confidentiality provisions.

Pension Plans

      Pension Plan for Salaried Employees

      The C&D Technologies, Inc. Pension Plan for Salaried Employees (the "Pension Plan") previously covered certain nonunion salaried employees of C&D who either have participated in its predecessor company's pension plan or have completed one year of service with C&D. The Pension Plan is a noncontributory defined benefit plan that provides for normal retirement benefits beginning at age 65 but permits early retirement benefits in certain cases, subject to a reduction of benefits for employees who retire earlier than age 62. The Pension Plan is a qualified plan under Section 401(a) of the Code. The Pension Plan was amended in 2000 to provide that no employees will become eligible to participate in the Pension Plan after December 31, 2000 and to permit certain eligible employees who became eligible to participate during 2000 to elect to cease accruals in the Pension Plan effective December 31, 2000, in order to receive a potentially larger allocation of Company contributions to the Savings Plan effective January 1, 2001. The Pension Plan was amended in 2001 to provide that benefits under the plan became frozen as of December 31, 2001 for all participants (i) who had not attained the age of 65, and (ii) who either (a) had less than 5 years of Eligibility Service, or whose years of Eligibility Service and age totaled less than 60 or (b) had less than 10 years of Eligibility Service, or whose years of Eligibility Service and age totaled less than 57 as of December 31, 2001. Participants whose benefits under the Pension Plan became frozen as of December 31, 2001 became eligible for an enhanced Company contribution under the Savings Plan based on the performance of the Company.

      Under the Pension Plan, the pension payable at normal or late retirement equals 2.1% of a participant's "average pay" (as defined below) during the highest paid five consecutive years of the participant's last ten years of employment multiplied by the number of years of credited service up to 15 years (including service with our predecessor company), plus 1.6% of that average pay for each year in excess of 15 years up to a maximum of 15 additional years, reduced by .5% (the "Offset") of Covered Compensation (35-year average of the Social Security wage base ending the year prior to Social Security Normal Retirement Age) multiplied by the participant's years of credited service up to 30 years. The term "average pay" as used in the Pension Plan was amended January 1, 1994 to include salary, overtime, executive incentive compensation, sales bonuses, 30% of sales commissions and any tax deferred contributions to the Savings Plan. An unreduced disability benefit is provided after ten years of eligibility service, and a death benefit to a surviving spouse equal to approximately 50% of the value of the participant's pension benefit at the time of death is provided after five years of eligibility service or age 65. The Code places certain maximum limitations on the amount of benefit that may be paid under a qualified pension plan such as the Pension Plan. The current limitation on an employee's annual benefit is the lesser of $170,000 or the employee's average compensation for the three years that he/she was most highly compensated.

      The following table illustrates the total estimated annual pension benefits that would be provided upon retirement under the benefit formula described above to salaried employees for the specified remuneration and years of credited service classifications set forth below. Benefit amounts shown are computed on a straight life basis, prior to the Offset described above.

                                         Years of Credited Service (1)(2)(3)
                                    --------------------------------------------

        Average Pay (4)                5       10       20        30        40
-----------------------------       ------   ------   ------   -------   -------
$150,000 ........................   15,750   31,500   59,250    83,250    83,250

$175,000 ........................   18,375   36,750   69,125    97,125    97,125

$200,000 or greater .............   21,000   42,000   79,000   111,000   111,000

---------------

(1) We expect that Messrs. Giesige and Markert will have approximately 22 and 27 years of credited service, respectively, at normal retirement. For Messrs. Roberts and Fix and Ms. Hansen, the years of service have been frozen at 3.0, 2.4 and 2.5 years, respectively.

(2) For the plan year ended December 31, 2004, the amount of remuneration, for purposes of calculations under the Pension Plan, was $205,000 for Mr. Markert and Mr. Giesige, and none for Messrs. Fix and Roberts and Ms. Hansen.

(3) The maximum annual benefit of $170,000 will be reduced for pension benefits which begin before, and increased for pension benefits which begin after, the participant's Social Security Normal Retirement Age.

(4) Effective January 1, 2005, the maximum compensation limit is $210,000. The limit from January 1, 2004 through December 31, 2004 was $205,000. The limit from January 1, 2002 through December 31, 2003 was $200,000. The limit from January 1, 2000 through December 31, 2001 was $170,000. The limit from January 1, 1997 through December 31, 1999 was $160,000. The limit was $150,000 from January 1, 1994 through December 31, 1996, and, for years prior to January 1, 1994, the limit ranged from $200,000 to $235,840.

      Supplemental Executive Retirement Plan

      We have adopted a Supplemental Executive Retirement Plan (the "SERP"), covering executives specified from time to time by the Board of Directors (including, among others, Messrs. Giesige and Markert and Ms. Hansen). The SERP is a nonqualified, unfunded defined benefit compensation plan whose purpose is providing upon retirement or other qualifying event additional benefits to participants. The normal form of benefit under the SERP for an unmarried participant is a life annuity and for a married participant is a joint and 50% survivor annuity, although a married participant may elect to have benefits paid in a life annuity, subject to spousal consent. Participants become vested in their benefits under the SERP upon the earlier of the completion of 7 1/2 years of continuous employment with C&D or an affiliate or upon a change in control (as defined in the SERP). The maximum annual benefit for the named officers is $100,000 indexed annually by 4% beginning September 30, 1998. These maximum annual benefits are reduced by (i) the annual accrued benefit under the Pension Plan for salaried employees as of the retirement or other qualifying event (based on a monthly single life annuity) payable at normal retirement age (as defined in the Pension Plan); (ii) one-half of the participant's social security benefit (as defined in the SERP) that would be payable as of retirement or other qualifying event; and (iii) the fixed dollar set-off amount established as of December 3, 2003 for each participant. These fixed set-off amounts for the named executive officers are as follows: Mr. Giesige, $20,020; Ms. Hansen, $15,134; and Mr. Markert, $67,055. The actual annual benefits payable are the percentages set forth below of the maximum annual benefit, based on the number of years of employment prior to retirement or other qualifying event:

                    Years of Employment
                 Prior to Qualifying Event            Percentage Benefit
                 -------------------------            ------------------
                       less than 7.5                           0.0
                            7.5                               50.0
                             8                                53.3
                             9                                60.0
                             10                               66.7
                             11                               73.3
                             12                               80.0
                             13                               86.7
                             14                               93.3
                         15 or more                          100.0

      Participants who retire from C&D or an affiliate before age 65 and after age 62 will receive the actual annual benefit calculated above reduced by 7% per year for each year prior to age 65.

      For participants who have been continuously employed by C&D or an affiliate for at least five years, if the qualifying event is a change of control, the actual annual benefit is determined by multiplying the maximum annual benefit by a fraction (not to exceed 1), the numerator of which is the number of years the participant would have been employed if he/she were continuously employed by C&D or an affiliate through age 65, and the denominator of which is 15. For participants who have been continuously employed by C&D or an affiliate for less than five years, the actual annual benefit is 50% of the amount referred to in the previous sentence. Benefits paid on account of a change of control are made in a single lump sum. A participant's SERP benefit may be forfeited in certain circumstances, including where the participant is terminated for cause or violates a covenant not to compete.

Nonqualified Deferred Compensation Plan

      We have adopted a Nonqualified Deferred Compensation Plan by which certain employees and directors may elect to defer receipt of a designated percentage or amount of their compensation.

Compensation of Directors

      We pay (i) our Chairman of the Board an annual retainer of $50,000 (voluntarily reduced from $65,000) in grants of Common Stock (of which he may elect to receive one-third of such value in cash to permit him to pay a portion of the federal, state and local income taxes he will incur as a result of the receipt of the shares of Common Stock) and our non-employee directors an annual retainer of $20,000 except for the Chair of the Audit Committee who is paid an annual retainer of $25,000 in grants of Common Stock (of which they may elect to receive one-third of such value in cash to permit them to pay a portion of the federal, state and local income taxes they will incur as a result of the receipt of the shares of Common Stock), (ii) members of a committee of the Board of Directors other than the chairperson, $1,000 for each in-person meeting and $750 for each telephonic meeting of a committee attended and (iii) the chairperson of a committee of the Board of Directors, $1,500 for each in-person meeting or $750 for each telephonic meeting of a committee attended. In November 2004 we paid the Chairman of the Audit Committee a special payment of $10,000 for Sarbanes-Oxley Act Section 404 compliance oversight. In addition, we grant annually to each non-employee director options to purchase 4,000 shares of Common Stock at the closing price of the Common Stock on the date of grant, which options are vested immediately upon grant. Effective June 2005, the annual retainer for independent directors will be $25,000 and the annual retainer for the Chairman of the Board will be $65,000. Under the C&D 1998 Stock Option Plan, the Board of Directors has the authority to make additional yearly grants of shares of Common Stock to each non-employee director having a fair market value on the date of the grant that may not exceed 1.25 times the non-employee director's compensation for the applicable annual period. Each of the directors is expected to own a minimum of $100,000 in C&D Common Stock within five years of the date he/she joins the Board.

                          COMPENSATION COMMITTEE REPORT

      The Committee's Responsibilities

      The Compensation Committee is responsible for establishing C&D's basic compensation philosophy, reviewing and monitoring the development and operation of compensation programs to ensure fidelity with the core principles of C&D's compensation philosophy as well as their alignment with C&D's strategic objectives and stockholder interests, and reviewing, modifying and approving recommendations concerning management compensation. The Committee is composed entirely of independent directors. The Committee's actions and decisions are reported to the full Board.

      Compensation Philosophy

      The members of C&D's executive management team have primary responsibility for the stewardship of C&D on a day-to-day basis in the best interest of the stockholders. The basic purpose of C&D's executive compensation program is to facilitate the recruitment, recognition, motivation and retention of such individuals.

      The executive compensation program consists of various components, each intended to address specific issues, objectives and time horizons. The elements of the executive compensation program include:

      o Base Salaries. The basic compensation paid to executives as a fixed dollar amount each payday, typically subject to change only on an annual basis or concurrent with a significant change in responsibilities.

      o Management Incentive Compensation Plan. The primary form of variable compensation, which is intended to link overall levels of remuneration with the attainment of annually established corporate and individual objectives.

      o Stock Option Award Program. The component of the program intended to enable executives to create personal wealth on a long-term basis by steadily increasing stockholder value.

      o Executive Stock Ownership Guidelines. The portion of the program designed to help C&D attract and retain only executives who have a strong belief in C&D's long-term growth potential, and who are willing to assume the same downside risks as C&D's stockholders.

      o Supplemental Executive Retirement Program (SERP). A nonqualified income program designed to overcome the statutorily based limitations of C&D's qualified defined benefit and defined contribution retirement plans.

      Section 162(m) of the Code precludes tax deductions for compensation paid in excess of $1,000,000 to certain executive officers unless specified conditions are met. Based on current pay levels and the design of existing compensation plans, the Committee believes that any tax deductions that may be lost by reason of Section 162(m) for such compensation would not be material for the foreseeable future. No tax deductions were lost in the 2005 fiscal year due to Section 162(m). C&D's stock option plans conform to Section 162(m) conditions that permit tax deductions.

      Executive Officer Compensation

      The Compensation Committee reviews the performance of C&D's executive officers once a year.

      Base Salary. C&D has employment agreements with its principal executive officers that provide for annual reviews of their base salary, and any increases are typically effective on April 1. In the preceding calendar year base salary increases were not generally implemented until July 16, 2004. During the annual review, the Compensation Committee considers whether the executive officer's base salary should be increased based on individual performance and to assure that the base salary is competitive with that of executives in peer companies with comparable roles and responsibilities.

      Annual Incentive Bonus. Under the Management Incentive Compensation Plan, each executive officer has an established target bonus amount, which is a percentage of the executive's base salary. The Board of Directors approves overall corporate financial objectives for each fiscal year, and each executive officer and his/her direct supervisor develops a series of individual objectives for such executive officer, which reflect activities for which the executive officer either has direct personal responsibility or over which he/she can exert significant influence. The annual bonus payment involves a two-step process that occurs after the fiscal year-end performance results have become available: (i) for each level of attainment of the corporate financial goals and individual objectives actually reached, a corresponding achievement factor is established and (ii) an assessment of the executive's performance against his/her individual objectives is made. Each executive officer other than the Chief Executive Officer has a targeted bonus of 35% of his/her base salary, with the actual amount of the bonus dependent upon the achievement of targeted objectives. The maximum annual bonus award will be no greater than 200% of the executive's target amount, except that additional special bonus payments are permitted in recognition of extraordinary events, special contributions or circumstances that could not have reasonably been anticipated when the performance objectives were established. No bonuses were earned by executive officers under the Management Incentive Compensation Plan for the 2005 fiscal year because C&D did not achieve the earnings per share target established under the plan for fiscal 2005; however, certain discretionary bonus payments were made as reflected in the summary compensation table.

      Stock Option Award Program. C&D's stock option program is governed by the terms of formal stock option plans that have been adopted by the Board of Directors and approved by the stockholders.

      Authority for administering the program has been delegated to the Compensation Committee, which retains independent advisors to provide comparative data and recommendations. Stock option grants are typically considered annually and are awarded at the sole discretion of the Compensation Committee; however, stock options may be granted at any time in the discretion of the Committee. The number of shares included in a stock option grant are typically linked to three factors: (i) the executive's position level; (ii) an assessment of the executive's past performance; and (iii) an assessment of expected performance and contribution to the future success of C&D.

      Executive Stock Ownership Guidelines. Each of C&D's executive officers is expected to own a reasonable number of shares of C&D's Common Stock. In furtherance of this policy, the Board of Directors has established stock ownership guidelines and procedures. The amount of stock an executive officer is expected to own is based on his/her base salary (as of the effective date, which was August 1, 2003) and salary grade. Executive officers, other than the Chief Executive Officer, are generally expected to own 10,000 shares of C&D's Common Stock if the executive's annual salary was greater than $200,000, as of the effective date, and 8,000 shares if the executive's salary was less than or equal to $200,000, as of the effective date. Each executive has approximately five years to attain the expected level of ownership. The close of business on December 31st of each calendar year (or the immediately preceding Friday if December 31st falls on a weekend) will be used to gauge the degree of each covered executive's compliance with the ownership guidelines. During each of these five years, the executive is expected to acquire sufficient shares to increase his/her total holdings to an amount equal to 20% of the final goal for each year the executive has held his/her current position. Stock option awards and shares owned through C&D's pension plan do not constitute shares owned for purpose of the guidelines.

      Chief Executive Officer Compensation

      The principles guiding compensation for C&D's Chief Executive Officer are substantially the same as those described above for the other executive officers. The Compensation Committee reviews the performance of the Chief Executive Officer at least once a year. For the fiscal year ended January 31, 2005, the Compensation Committee took the actions with respect to Mr. Roberts described below. Mr. Roberts resigned as an Officer and Director on March 24, 2005. A description of his compensation arrangement under his employment agreement is included under "Executive Compensation Employment Agreements - Wade
H. Roberts Jr."

      Base Salary. Pursuant to the employment agreement between C&D and Mr. Roberts, as of February 1, 2004, Mr. Roberts' base salary was $485,000. The base salary increased effective April 1, 2004 to $520,000, as Mr. Roberts accepted the previously declined increases to base salary recommended by the Compensation Committee for fiscal 2003 and 2004. As with other executive officers, Mr. Roberts' base salary was reviewed by the Compensation Committee in February 2004. It was increased to $545,000 effective December 16, 2004.

      Annual Incentive Bonus. Criteria for earning incentive awards pursuant to the Management Incentive Compensation Plan for the fiscal year ended January 31, 2005 were established for Mr. Roberts by the Compensation Committee early in the fiscal year, based in large part on substantial achievement of earnings per share and cash flow objectives and in part on achievement of specified individual performance objectives. Under Mr. Roberts' employment agreement, his target bonus for the 2005 fiscal year was 55% of his base salary, with the actual amount of the bonus dependent upon the achievement of targeted objectives. Mr. Roberts did not receive a bonus under the Management Incentive Compensation Plan for the 2005 fiscal year because C&D did not achieve the earnings per share target established under the plan for fiscal 2005.

      Stock Options. Based on the report of an independent consultant who examined C&D's compensation policies, the Compensation Committee granted Mr. Roberts options to purchase 60,000 shares of Common Stock on February 27, 2004 at an exercise price of $18.96 per share, equal to 100% of the fair market value of a share of Common Stock at the time of the grant.

      Executive  Stock  Ownership   Guidelines.   Under  C&D's  executive  stock
ownership guidelines, the Chief Executive Officer is expected to own 50,000 shares of C&D's Common Stock within five years.

                                              Kevin P. Dowd, Chair
                                              William Harral, III
                                              Robert I. Harries
March 1, 2005                                 Pamela S. Lewis

                          STOCK PRICE PERFORMANCE GRAPH

      The following graph compares on a cumulative basis the yearly percentage change, assuming quarterly dividend reinvestment over the last five fiscal years, in the total stockholder return on the Common Stock, with the total return on the New York Stock Exchange Market Value Index (the "NYSE Market Value Index"), a broad equity market index, and the total return on a selected peer group index (the "SIC Code Peer Group Index"). The SIC Code Peer Group is based on the standard industrial classification codes ("SIC Codes") established by the U.S. government. The index chosen was "Miscellaneous Electrical Equipment and Supplies" and is comprised of all publicly traded companies having the same three-digit SIC Code (369) as C&D. The price of each unit has been set at $100 on January 31, 2000 for the purpose of preparation of the graph.

                 Comparison of Five-Year Cumulative Total Return

                           For year ended January 31,
                 Among C&D Technologies, Inc., NYSE Market Value
                       Index and SIC Code Peer Group Index

    Fiscal Year             C&D               NYSE           Peer Group
    -----------             ---               ----           ----------
       2000                100.0             100.0              100.0

       2001                272.0             108.4               89.6

       2002                102.7              96.0               52.8

       2003                 85.5              77.8               46.9

       2004                100.5             105.6               80.5

       2005                 75.4             114.5               82.1

                          COMPLIANCE WITH SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and beneficial owners of 10% or more of the Common Stock to file with the Securities and Exchange Commission initial reports of ownership and periodic reports of changes in ownership of the Common Stock and to provide copies of those filings to us. Based upon a review of those copies and written representations, we believe that for the fiscal year ended January 31, 2005, all of these reports were filed on a timely basis, except that Messr. Velker failed to timely file two reports related to deferred compensation distribution and Mr. Wreford failed to timely file one report related to the purchase of stock as required pursuant to the new two business-day reporting rules under Section 16(a). All of such reports have since been filed.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

      The Audit Committee has reappointed PricewaterhouseCoopers LLP as C&D's independent registered public accounting firm for the fiscal year ending January 31, 2006. The Audit Committee has the sole authority to appoint or replace C&D's independent registered public accounting firm. In absence of instructions to the contrary, the shares of Common Stock represented by a proxy delivered to the Board of Directors will be voted FOR the ratification of the appointment of PricewaterhouseCoopers LLP. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting of Stockholders and will be available to respond to appropriate questions and, if he/she so desires, may make a statement.

      We have been informed by PricewaterhouseCoopers LLP that they are an independent registered public accounting firm with respect to the Company, within the meaning of the rules administered by the Securities and Exchange Commission and the requirements of the Independence Standards Board.

      For descriptions of audit and non-audit fees paid by C&D to PricewaterhouseCoopers LLP for fiscal years ended January 31, 2005 and January 31, 2004 as well as the Company's policy regarding audit and non-audit services, please refer to the Report of the Audit Committee on pages 12, 13 and 14.

      Recommendation.   The  Board  of  Directors  recommends  a  vote  FOR  the
ratification of the appointment of PricewaterhouseCoopers LLP as C&D's independent registered public accounting firm for the fiscal year ending January 31, 2006. Ratification requires the affirmative vote of a majority of the votes cast by stockholders present and voting on the proposal at the Annual Meeting. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection.

                                  ANNUAL REPORT

      We are mailing our Annual Report for the fiscal year ended January 31, 2005 together with this Proxy Statement to stockholders of record of C&D at the close of business on April 18, 2005. We will provide additional copies, without charge, upon the request of stockholders. To obtain copies, you should contact us at C&D Technologies, Inc., 1400 Union Meeting Road, Blue Bell, Pennsylvania 19422, Attention: Investor Relations.

                                 OTHER BUSINESS

      The Board of Directors does not know of any other business to be presented at the meeting and does not intend to bring any other matters before the meeting. However, if any other matters properly come before the meeting or any adjournment thereof, it is intended that the persons named in the accompanying proxy will vote on those matters according to their best judgment in the interests of C&D.

                                    BY ORDER OF THE BOARD OF DIRECTORS


                                    /s/ Linda R. Hansen
                                    ----------------------------------
                                        LINDA R. HANSEN
                                        Secretary

We request that you date and sign the enclosed proxy and return it in the enclosed, self-addressed envelope. No postage is required if you mail it in the United States. Your prompt response will be helpful and we appreciate your cooperation.

                      (This Page intentionally left blank)